SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              ---------------------

                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                                SEARCHHELP, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                                        11-3621755
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 (State of Incorporation or Organization)                      (IRS Employer
                                                             Identification No.)

1055 STEWART AVENUE, SUITE 12, BETHPAGE, NY                        11714
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 (Address of Principal Executive Offices)                        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which each
to be so registered                              class is to be registered

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If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
                                                                            ----



If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange X Act and is effective pursuant to General Instruction A.(d), check the following box.
                                                                             X
                                                                            ----




Securities  Act  registration  statement file number to which this form related:
333-97687 (if appliable)

Securities to be registered pursuant to Section 12(g) of the Act:


                                  COMMON STOCK
 -------------------------------------------------------------------------------
                                (Title of class)
                           CLASS A REDEEMABLE WARRANT
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                                (Title of class)
                           CLASS B REDEEMABLE WARRANT
 -------------------------------------------------------------------------------
                                (Title of class)


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Incorporated by reference from 333-97687.

ITEM 2.  EXHIBITS:

                  (1) (a)  Form of Placement Agreement
                      (b)  Form of Placement Agent's Warrant
                      (c)  Form Placement Agent Registration Rights Agreement
                  (2) (a)  Articles of Incorporation, as amended
                      (b)  By Laws
                  (3) (a) Form of Common Stock Purchase Class A redeemable Warrant, exercise price $.75 (b) Form of Common Stock Purchase Class B redeemable Warrant, exercise price $1.75
                      (c)  Form of Stock Certificate
                  (4) Form Subscription Agreement
                  (6) (a)  William Bozsnyak Employment Agreement
                      (b) Debbie Seaman Employment Agreement
                      (c) Agreement of Lease
                      (d) Extension of Agreement of Lease
                      (e) Internet Advertising Agreement
                      (f) Software Development with Benjamin Kolts
                      (g) Agreement with Acxiom Corporation
                      (h) Teaming Agreement
                      (i) Specimen Promissory Note for Loan with Equity
                      (j) Specimen Promissory Note for Loan without Equity
                      (k) Form Lock-Up Agreement
                      (l) Form Escrow Agreement
                      (m) Warrant Agreement
                      (n) Agreement with Protect-a-Child America
                      (o) Agreement with Edocusign, Inc.
                      (p) Agreement with Twiz Studios, Inc.
                      (q) Consulting Agreement with Oyster Bay East Norwich
                          School District
                  (10)(a) Consent of Weinick Sanders Leventhal & Co., LLP
                      (b) Consent of Tannenbaum Helpern Syracuse & Hirschtritt
                          LLP (included in Exhibit 11)
                  (11) Opinion re: Legality

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       SearchHelp, Inc.    January 22, 2003
                                       ------------------------------------
                                       (Registrant)                   Date


                                       By: /s/ William Bozsnyak
                                          ---------------------------------
                                          Name:  William Bozsnyak
                                          Title: Chief Executive Officer,
                                                  Chief Financial Officer,
                                                   Vice President and Treasurer